LAW OFFICES Ballard Spahr Andrews & Ingersoll, llp 1225 17TH STREET, SUITE 2300 DENVER, CO 80202-5596 303-292-2400 FAX: 303-296-3956 WWW.BALLARDSPAHR.COM	ATLANTA, GA BALTIMORE, MD BETHESDA, MD DENVER, CO LAS VEGAS, NV LOS ANGELES, CA PHILADELPHIA, PA PHOENIX, AZ SALT LAKE CITY, UT VOORHEES, NJ WASHINGTON, DC WILMINGTON, DE

CONSENT OF COUNSEL

We hereby consent to the use of our name under the caption “Counsel” in the Statement of Additional Information contained in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A of Stratus Fund, Inc. (Registration No. 33-37928) filed under the Securities Act of 1933 and Amendment No. 31 under the Investment Company Act of 1940.

/s/ Ballard Spahr Andrews & Ingersoll, LLP

October 30, 2008